Exhibit 1.1

13,043,479 Shares

GLOBAL MEDICAL REIT INC.

Common Stock

UNDERWRITING AGREEMENT

June 28, 2016

Wunderlich Securities, Inc.

2200 Clarendon Boulevard

Arlington, VA 22201

As Representative of the Several Underwriters named in Schedule A hereto

Dear Ladies and Gentlemen:

Global Medical REIT Inc., a Maryland corporation (the “Company”), agrees with Wunderlich Securities, Inc. (“Wunderlich”), (the “Representative”) as the representative of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”) to issue and sell to the several Underwriters 13,043,479 shares (the “Firm Securities”) of its common stock, par value $0.001 per share (the “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,956,521 additional Securities (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Pursuant to the Agreement of Limited Partnership (the “OP Agreement”) of Global Medical REIT L.P., a Delaware limited partnership (the “Operating Partnership”), upon receipt of the net proceeds of (a) the sale of the Firm Securities on the First Closing Date (as defined below) and (b) any and all Optional Securities on each Optional Closing Date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of common units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Firm Securities and Optional Securities sold to the Underwriters (the “Company OP Units”).

The Company and Inter-American Management LLC (the “Manager”) understand that the Underwriters propose to make a public offering of the Offered Securities as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been fully executed and delivered. All references to subsidiaries of the Company or the Operating Partnership herein shall be understood to refer to the subsidiaries of the Company or the Operating Partnership listed on Exhibit A.

1.	Representations and Warranties of the Company, the Operating Partnership and the Manager.

(a)	The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-11 (No. 333-210566) covering the registration of the Offered Securities under the Act (as defined below), including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement pursuant to Rule 462(b), if any, and then deemed to be a part of the initial registration statement, and all 430A Information (as defined below) and all 430C Information (as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. No stop order suspending the effectiveness of or use of the Initial Registration Statement and any Additional Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission (as defined below), and any request on the part of the Commission for additional information from the Company in connection with the Initial Registration Statement and any Additional Registration Statement has been complied with.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

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“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:00 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Subsidiaries” means those subsidiaries listed on Exhibit A hereto.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act or the Exchange Act as applicable.

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(ii)	Compliance with Securities Act Requirements. (A) (1) At its Effective Time, (2) on the date of this Agreement and (3) on each Closing Date, the Initial Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Prospectus is included, and on each Closing Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that such information is only that described as such in Section 7(c) of this Agreement.

(iii)	Ineligible Issuer Status. (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv)	General Disclosure Package. As of the Applicable Time, none of (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated June 17, 2016 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement, all considered together (collectively, the “General Disclosure Package”) and (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, when, considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that such information consists of only the information described as such in Section 7(c) of this Agreement.

(v)	Preliminary Prospectus. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus included in the General Disclosure Package, at the time of filing thereof with the Commission, complied in all material respects with the Act and the Rules and Regulations.

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(vi)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)	Good Standing of the Company and the Operating Partnership. The Company has been duly organized and is existing and in good standing under the corporate laws of the State of Maryland, with the full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and each of their respective subsidiaries taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

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(viii)	Subsidiaries. Each Subsidiary of the Company and the Operating Partnership has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding membership interests of each subsidiary of the Company and the Operating Partnership has been duly authorized and validly issued and is fully paid and nonassessable; and the membership interests of each subsidiary of the Company or the Operating Partnership is owned by the Company or the Operating Partnership, directly or through subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except for the shares of membership interests of each of the subsidiaries owned by the Company, the Operating Partnership or such subsidiaries, neither the Company, the Operating Partnership or such subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)	Offered Securities. The Offered Securities and all outstanding shares of common stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus); all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Offered Securities contained therein; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; none of the outstanding shares of common stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the forms of certificates used to represent the Offered Securities comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and, in the case of the Offered Securities, with any requirements of the NYSE; the Securities have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; and the Company has not received any notification that the NYSE is contemplating terminating the listing of the Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, will be no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any common stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such common stock or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of common stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

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(x)	OP Units. When the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be validly issued and will conform to the description of such Company OP Units in the Registration Statement, the General Disclosure Package and the Prospectus, and all Company OP Units will be, issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(xi)	No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, ZH USA, LLC, ZH International Holdings, Ltd. and any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)	Registration Rights. There are no contracts, agreements or understandings between the Company, the Operating Partnership or their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company, the Operating Partnership or such subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or their respective subsidiaries owned or to be owned by such person or to require the Company, the Operating Partnership or such subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company, the Operating Partnership or such subsidiaries under the Act (collectively, “registration rights”).

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(xiii)	Listing. The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.

(xiv)	Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the OP Agreement or in connection with the offering, issuance and sale of the Offered Securities by the Company, other than (i) registration of the Offered Securities under the Act, which has been effected (or, with respect to any Additional Registration Statement, will be effected in accordance with Rule 462(b)), (ii) any necessary qualification under the Securities Act or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters, (iii) such approvals as have been obtained in connection with the approval of the Offered Securities for listing on the NYSE, or (iv) under the FINRA Conduct Rules. No consent, approval, authorization, or order of, or filing of registrations with, any governmental agency or body or any court is required for the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been obtained or made and such as may be required under state securities laws.

(xv)	Title to Property. (1) the Operating Partnership holds, directly or indirectly through its wholly-owned subsidiaries, good and marketable fee simple title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus as wholly-owned by it and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (except that the Company’s ownership interest of the Omaha Acute Care hospital consists of a long-term ground lease as described in the Registration Statement, the General Disclosure Package and the Prospectus) (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) the Properties will not be subject to any mortgages or deeds of trust, except such as are set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (3) each of the Properties will comply with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company; and (4) no third party will have an option or a right of first refusal to purchase any Property or any portion thereof or interest therein, except as such is set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Either the Operating Partnership or a subsidiary of the Operating Partnership has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the Operating Partnership’s, such subsidiary’s fee interest in such Property.

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(xvi)	Casualty. The real property owned by the Company, the Operating Partnership or any of the Operating Partnership’s subsidiaries has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, except for such loss as would not have a Material Adverse Effect.

(xvii)	Leases. The Operating Partnership or one of its wholly-owned subsidiaries will hold the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases, none of the Company, the Operating Partnership or their subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Company. Neither the Operating Partnership nor any of its subsidiaries, nor, to the Operating Partnership’s knowledge, any other party to any Lease, is in breach or default of any such Lease; to the Operating Partnership’s knowledge, no event has occurred or been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease; and each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

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(xviii)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities by the Company and the issuance and sale of the Company OP Units by the Operating Partnership, and the use of net proceeds therefrom as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to (A) the Organizational Documents (as defined below) of the Company, the Operating Partnership or any of their respective subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries or any of their Properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the Properties is subject, (other than relating to the loans to be repaid with proceeds from the offering or as specifically described in the Use of Proceeds section of the Statutory Prospectus) and except in case of clause (B) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

The term “Organizational Documents” as used herein means (a) in the case of a trust, its declaration of trust and bylaws; (b) in the case of a corporation, its charter and by-laws; (c) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (d) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(xix)	Absence of Existing Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of its respective Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

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(xx)	Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xxi)	Authorization and Enforceability of Management Agreement and OP Agreement. The Amended and Restated Management Agreement, to be dated as of the First Closing Date (the “Management Agreement”), by and between the Company and the Manager, has been duly authorized and, upon execution and delivery by the Company as of the First Closing Date, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(xxii)	Possession of Licenses and Permits. The Company, the Operating Partnership and each of their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or challenge by any other person to the rights of the Company, the Operating Partnership and each of their respective subsidiaries with respect to the Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)	Absence of Labor Dispute. None of the Company, the Operating Partnership or any of their respective subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries, (ii) to the knowledge of the Company, no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries except for such violations as would not have a Material Adverse Effect.

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(xxiv)	Possession of Intellectual Property. The Company, the Operating Partnership and its subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them.

(xxv)	Environmental Laws. None of the Company, the Operating Partnership or any of their respective subsidiaries (and, to the knowledge of the Company and the Operating Partnership, no tenant or subtenant of any Property or portion thereof) is in violation of any Environmental Law, including relating to the release of Hazardous Materials, except as would not have a Material Adverse Effect either individually or in the aggregate, and there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation. There are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnership or any of their subsidiaries under, or to interfere with or prevent compliance by the Company, the Operating Partnership or any of their subsidiaries with, Environmental Laws except where such non-compliance would not have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

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(xxvi)	Employment; Noncompetition; Nondisclosure. Neither the Company nor the Operating Partnership has been notified that any employee of the Company or the Operating Partnership or its respective subsidiaries plans to terminate his or her employment with the Company or the Operating Partnership or one of its respective subsidiaries, as applicable. None of the Company, the Operating Partnership or their respective subsidiaries, and to the best knowledge of the Company, any employee of the Operating Partnership or any of its respective subsidiaries, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Operating Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxvii)	Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Management,” “Our Advisor and the Management Agreement,” “Certain Relationships and Related Transactions,” “Structure and Formation of Our Company,” “Description of the Partnership Agreement of Global Medical REIT L.P.,” “Description of Our Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(xxviii)	Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective subsidiaries or, to the Company’s knowledge, any affiliates of the Company, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxix)	Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

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(xxx)	Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors are in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that complies with the applicable Securities Laws are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof is not aware of any facts or circumstances that would require the Company to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxi)	Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(xxxii)	Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or Properties that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries or properties, would materially and adversely affect the ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and neither the Company or the Operating Partnership has received any written notice or communication threatening such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) or, to the Company’s or the Operating Partnership’s knowledge, none are contemplated.

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(xxxiii)	Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the statements of operations, changes in members’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with US GAAP the information required to be stated therein. The consolidated balance sheet of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company at the date indicated; said consolidated balance sheet has been prepared in conformity with US GAAP and complies with the requirements of the Act and Exchange Act with respect thereto. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company included therein and comply with the Commission’s rules and guidelines with respect thereto. The unaudited pro forma consolidated financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to unaudited pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or unaudited pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act and the Exchange Act to the extent applicable.

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(xxxiv)	No Material Adverse Change in Business. Except as disclosed in the Registration Statement and as would not have a Material Adverse Effect, the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Operating Partnership and their respective subsidiaries, on any class of the capital stock, membership interest or other equity interest, as applicable, (C) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, the Operating Partnership and their respective subsidiaries, other than transactions in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus and (D) there has not been any loan, debt or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, incurred by the Company, the Operating Partnership and their respective subsidiaries, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxv)	Investment Company Act. After giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi)	Insurance. The Company, the Operating Partnership and each of their respective subsidiaries is insured against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company, the Operating Partnership or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; none of the Company, the Operating Partnership or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business to be conducted by the Company.

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(xxxvii)	Tax Law Compliance. The Company, the Operating Partnership and their respective subsidiaries have filed (A) all federal and state income tax returns, (B) all material franchise tax returns and (C) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good faith by appropriate proceedings. The Company, the Operating Partnership and each of their respective subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company, the Operating Partnership or any of their respective subsidiaries, as the case may be.

(xxxviii)	Real Estate Investment Trust. Commencing with the Company’s taxable year ending December 31, 2016, the Company will be organized and will operate in a manner so as to qualify as a real estate investment trust (a “REIT”) under Section 856 through 860 of the Code and the Company will elect to be taxed as a REIT under the Code effective for its tax year ending December 31, 2016. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2016 and subsequent tax years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xxxix)	No Restriction on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

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(xl)	No Unlawful Payments. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director or officer or, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xli)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions in which the Company or its subsidiaries conduct business or whose Anti-Money Laundering Laws (as defined below) apply to the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii)	Compliance with OFAC. None of the Company, any of its subsidiaries or, or to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii)	Prior Sales of Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof.

(xliv)	Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act; “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

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(xlv)	Testing-the-Waters Communication. Neither the Company nor the Operating Partnership has (i) engaged in any Testing-the-Waters Communication other than through the Representative or (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications; the Company and the Operating Partnership reconfirm that the Representative has been authorized to act on their behalf in undertaking Testing-the-Waters Communications; except through the Representative, the Company has not distributed any Written Testing-the-Waters Communications (as defined below); “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405 under the Securities Act.

(xlvi)	Independent Accountants. MaloneBailey, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are and were during the periods covered by their reports independent public accountants as required by the Act, the Rules and Regulations and are registered with the Public Company Accounting Oversight Board.

(xlvii)	ERISA Matters. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each subsidiary would have any liability; the Company and each subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except as where failure to be so qualified would not have a Material Adverse Effect.

(xlviii)	Related-Party Transactions. There are no relationships or related-party transactions involving the Company, the Operating Partnership or any of their subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(xlix)	Investment Strategy. The Company’s investment strategy described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

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(b)	The Manager represents and warrants to, and agree with, the several Underwriters that:

(i)	Good Standing of the Manager. The Manager has been duly formed and is validly existing as a limited liability company and in good standing under the laws of the State of Delaware, with power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Manager is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which the conduct of business requires such qualification, except were the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect;

(ii)	Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Manager;

(iii)	Authorization of the Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager;

(iv)	Consents. No consent, approval, authorization, or order of, or filing or registration with, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations under this Agreement and the Management Agreement, except such as have been already obtained or as may be required under the Securities Laws;

(v)	Organization and Agreements. The Manager is not in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or will be a party in connection with this Agreement (including the Management Agreement) or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, “Manager’s Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement do not and will not, and in the case of the performance of the Management Agreement, will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, the Manager’s Agreements and Instruments (except for such conflicts, breaches, defaults or repayment events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the organizational and governing documents of the Manager or (B) any statute, law, rule, regulation, or order of any government agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations, except in the case of clause (B) only, for any such violation that would not result in a Material Adverse Effect;

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(vi)	Licenses. The Manager possesses, and is in compliance with the terms of, all licenses necessary or material to the conduct of the business of the Manager now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by the Manager, except where the failure to possess such licenses would not, singly or in the aggregate, result in a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any licenses that, if determined adversely to the Manager would, individually or in the aggregate, have a Material Adverse Effect;

(vii)	Employees of Manager. The Manager has not been notified that any of its executive officers or key employees named in the Registration Statement, the General Disclosure Package and the Prospectus (each, a “Company-Focused Professional”) plans to terminate his or her employment with the Manager. Neither the Manager nor, to the knowledge of the Manager, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(viii)	Accurate Disclosure. The statements and other information regarding the Manager in the Registration Statement, the General Disclosure Package and the Prospectus, including, but not limited to: (i) the first two paragraphs under the captions “Prospectus Summary—Our Advisor and Management Agreement,” and “Prospectus Summary—Conflicts of Interest,” (ii) those made under the captions “Our Business and Healthcare Facilities—Our Management Team” and “Our Advisor and the Management Agreement”;

(ix)	No Market Manipulation. The Manager has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

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(x)	Litigation. There are no actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager that, if determined adversely to the Manager, would, individually or in the aggregate, have a Material Adverse Effect;

(xi)	Insurance. The Manager and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and neither the Manager nor any such subsidiary has been refused any insurance coverage sought or applied for;

(xii)	Investment Advisors Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Manager is not registered and is not required to be registered as an investment adviser under the Advisers Act;

(xiii)	Offers or Sales. The Manager (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities;

(xiv)	Authority. The Management Agreement has been duly authorized by all necessary action constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity);

(xv)	Internal Controls. The Manager operates under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement are executed in accordance with management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and

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(xvi)	Financial Resources. The Manager has the financial, personnel and other resources available to it necessary for the performance of its services and obligations as contemplated hereby and in the Management Agreement, the Registration Statement, the General Disclosure Package and the Prospectus.

2.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.30 per share (which includes $0.05 per share advisory fee payable to the Representative), the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative at 10:00 A.M., New York time, on July 1, 2016, or at such other time not later than seven (7) full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering contemplated by this Agreement. The Firm Securities will be made available for review at the offices of Winston & Strawn LLP (“Winston”), 35 W. Wacker Drive, Chicago, Illinois 60601 at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such number of Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

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Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than three full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in book entry form through the facilities of DTC against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative. The Optional Securities being purchased on each Optional Closing Date shall be made available for review at the offices of Winston prior to each Optional Closing Date.

3.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.	Certain Agreements of the Company.

(a)	The Company agrees with the several Underwriters that:

(i)	Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

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(ii)	Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not affect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative’s promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

(iv)	Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

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(v)	Furnishing of Prospectuses. The Company will furnish to the Representative copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representative. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)	Blue Sky / Foreign Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution. To the extent the Representative is required to file any reports of trade in any jurisdictions in which the Offered Securities are distributed, the Company shall provide any reasonable assistance and information that may be requested by the Representative.

(vii)	Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements described in the preceding two sentences to the Underwriters.

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(viii)	Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and all the costs and expenses in connection with the offering of the Offered Securities and including but not limited to (A) any filing fees and expenses incurred in connection with qualification of the Offered Securities (including any special foreign counsel fees and expenses) for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of blue sky surveys or legal investment surveys relating thereto, (B) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (C) all actual, reasonable and documented fees and expenses of legal counsel for the Underwriters incurred in connection with this Agreement and the offering of the Offered Securities in an amount not to exceed $375,000, (D) costs and expenses relating to investor presentations, any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company, (E) the fees and expenses incident to listing the Offered Securities on the NYSE, (F) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (G) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and (H) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(ix)	Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Company OP Units in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(x)	Absence of Manipulation. The Company will not, and will cause each of its subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

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(xi)	Company Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable, exercisable or redeemable for any of its Securities, including OP Units (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative; provided, however, that the Lock-Up Period shall not apply to (A) the sale of Lock-Up Securities to the Underwriters, (B) the grant of options or awards pursuant to the Company’s 2016 Equity Incentive Plan, (C) the issuance by the Company of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the First Closing Date of which the Underwriters have been advised in writing, (D) the issuance of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (including OP Units), in the aggregate not to exceed 10% of the number of shares of Common Stock outstanding, on a fully diluted basis, as consideration for the acquisition of real estate assets provided, however, that the recipients of shares of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during the remainder of the Lock-Up Period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative) and (E) with respect to the Company’s directors and our officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the Lock-Up Period. The “Lock-Up Period” will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representative consents to in writing.

(xii)	Emerging Growth Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(xi) of this Agreement.

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(xiii)	Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2016, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(xiv)	Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Offered Securities are offered.

5.	Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6.	Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Operating Partnership (as though made on such Closing Date), to the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letters. The Representative shall have received letters, dated the date hereof and each Closing Date, of MaloneBailey, LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus (except that, in any letter dated a Closing Date, the specified date of such letter shall be no more than three (3) days prior to such Closing Date). The Representative shall have received letters, dated the date hereof and each Closing Date, of Watkins Uiberall, PLLC and CPWR, LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters

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(b)	Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act and Section 4(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(c)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing and each Optional Closing Dates, if any, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that, in the sole judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

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(d)	Opinion of Counsel for the Company the Operating Partnership and the Manager. The Representative shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, the Operating Partnership and the Manager, substantially in the form attached hereto as Annex II-A and a letter substantially in the form attached hereto as Annex II-B.

(e)	Opinion of Maryland Counsel for Company. The Representative shall have received an opinion, dated such Closing Date, of Venable LLP, Maryland counsel for the Company, substantially in the form attached hereto as Annex III.

(f)	Tax Opinion. The Representative shall have received a tax opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, substantially in the form attached hereto as Annex IV.

(g)	Opinion of Counsel for Underwriters. The Representative shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to opine upon such matters.

(h)	Company Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct as of such date; each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as described in such certificate.

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(i)	Manager Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Manager and the Chief Financial Officer of the Manager in which such officers shall state that the representations and warranties of the Company, the Operating Partnership and the Manager in this Agreement are true and correct as of such date; and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)	Lock-up Agreements. On or prior to the date hereof, the Representative shall have received a lock-up letter in the form of Annex I hereto executed by each of the persons and entities listed on Schedule C hereto.

(k)	Conversion of Convertible Debentures. The Representative shall have received evidence of the execution of an agreement on the terms and conditions reasonably satisfactory to the Representative regarding the conversion to equity of certain of the outstanding convertible debentures of the Company as described in the “Use of Proceeds” section of the Statutory Prospectus.

(l)	Execution and Delivery of Management Agreement. The Representative shall have received evidence of execution of the Management Agreement by the Company and the Manager in the form of Exhibit 10.7 to the Registration Statement.

(m)	Company Good Standing. The Representative shall have received a certificate of good standing of the Company certified by the Maryland State Department of Assessments and Taxation as of a date within five (5) business days of the Closing.

(n)	Operating Partnership Good Standing. The Representative shall have received a certificate of good standing of the Operating Partnership certified by the Secretary of State of the State of Delaware as of a date within five (5) business days of the Closing.

(o)	Manager Good Standing. The Representative shall have received a certificate of good standing of the Manager certified by the Secretary of State of the State of Delaware as of a date within five (5) business days of the Closing.

(p)	Secretary’s Certificate of the Company. The Representative shall have received a certificate of the secretary of the Company certifying resolutions of the Company’s Board of Directors approving the Underwriting Agreement and the transactions contemplated thereby.

(q)	General Partner Certificate of the Operating Partnership. The Representative shall have received a certificate of the general partner of the Operating Partnership certifying resolutions of the General Partner approving the Underwriting Agreement and the transactions contemplated thereby.

(r)	Officer’s Certificate of the Manager. The Representative shall have received a certificate of an authorized officer of the Manager certifying resolutions of the Manager approving the Underwriting Agreement and the transactions contemplated thereby.

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(s)	FINRA Approval. The Representative shall have received a clearance letter from the Corporate Finance Department of FINRA with respect to the offering.

(t)	Listing. The Offered Securities shall have been approved for listing on the NYSE.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.	Indemnification and Contribution.

(a)	Indemnification of Underwriters by the Company and the Operating Partnership. Each of the Company and the Operating Partnership will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the information described as such in Section 7(b) below.

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(b)	Indemnification of Company, Directors and Officers. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and the Operating Partnership, the Company’s directors and each of the Company’s officers who signs a Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in paragraph 3, under the heading “Identified Purchasers Plan” and under the heading “Stabilization” in the Prospectus under the caption “Underwriting”.

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(c)	Actions against Parties; Notification. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(d)	Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8.	Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

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9.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership, the Manager or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Operating Partnership, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. That certain letter agreement dated January 7, 2016, between Wunderlich Securities, Inc. and Global Medical REIT, Inc., as it may be amended from time to time, shall survive the execution, delivery, performance and termination of this Agreement (except as otherwise provided therein), and the Company agrees to the appointment of Wunderlich Securities, Inc. contained in Section 2 thereof.

10.	Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Wunderlich Securities, Inc., 2200 Clarendon Boulevard, Arlington, VA 22201, Attention: N. David Doyle, with a copy to Winston & Strawn LLP, 35 West Wacker, Chicago, IL 60601, Attention: Wayne D. Boberg, if sent to the Manager, will be mailed, delivered or telegraphed and confirmed to it at Inter-American Management LLC, 4800 Montgomery Lane #450, Bethesda, MD 20814, Attention: Jeffrey Busch, or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telegraphed and confirmed to it at Global Medical REIT, Inc., 4800 Montgomery Lane #450, Bethesda, MD 20814, Attention: Don McClure, with a copy to Vinson & Elkins L.L.P., 7400 Beaufont Springs Dr. Suite 300, Richmond, Virginia 23225, Attention: Daniel LeBey; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.	Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

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13.	Research Analyst Independence. The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Offered Securities that differ from the views of their respective investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters' investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

14.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.	Absence of Fiduciary Relationship. The Company, the Operating Partnership and the Manager each acknowledge and agree that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership and Manager on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or is advising the Company, the Operating Partnership or the Manager on other matters;

(b)	Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company or the Operating Partnership are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Company, the Operating Partnership and the Manager have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership or the Manager, and that the Underwriters have no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Manager by virtue of any fiduciary, advisory or agency relationship; and

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(d)	Waiver. Each of the Company, the Operating Partnership and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company, the Operating Partnership or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Operating Partnership or the Manager including shareholders, employees or creditors of the Company, the Operating Partnership or the Manager.

16.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.	Jurisdiction. Each of the Company, the Operating Partnership and the Manager hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Operating Partnership and the Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.	USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

19.	Definition of the Terms “business day” and “subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meaning set forth in Rule 405 of the Rules.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Operating Partnership, and the Manager and the several Underwriters in accordance with its terms.

[Signature Page Follows]

40

Very truly yours,

GLOBAL MEDICAL REIT INC.

By:	/s/ Donald McClure
	Name:	Donald McClure
	Title:	Chief Financial Officer and Treasurer

GLOBAL MEDICAL REIT L.P.

By: Global Medical REIT GP, LLC
Its: General Partner

By: Global Medical REIT Inc.
Its: Sole Member

By:	/s/ Donald McClure
	Name:	Donald McClure
	Title:	Chief Financial Officer and Treasurer

INTER-AMERICAN MANAGEMENT LLC

By:	/s/ Jeffrey Busch
	Name:	Jeffrey Busch
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the
Representative of the several Underwriters.

WUNDERLICH SECURITIES, INC.

By:	/s/ Chad D. Champion
Name: Chad D. Champion
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Wunderlich Securities, Inc.	5,869,569
Oppenheimer & Co. Inc.	2,282,608
BB&T Capital Markets, a division of BB&T Securities, LLC	1,630,434
Compass Point Research & Trading, LLC	1,630,434
D.A. Davidson & Co.	1,630,434
Total	13,043,479

Schedule A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

A.	“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

Oral confirmation of the price and size of the offering.

Schedule B-1

SCHEDULE C

Lock-up Signatories

David A. Young

Donald McClure

Conn Flanigan

Alfonzo Leon

Jeffrey Busch

Danica Holley

Allen Webb

Henry Cole

Matthew L. Cypher, Ph. D

Kurt R. Harrington

Zhang Jingguo

Ronald Marston

Dr. Roscoe Moore

Zhang Huiqi

ZH USA, LLC

Schedule C-1

EXHIBIT A

SUBSIDIARIES

1.	Global Medical REIT L.P.

2.	Global Medical REIT GP, LLC

3.	GMR Memphis, LLC

4.	GMR Pittsburgh, LLC

5.	GMR Asheville, LLC

6.	GMR Omaha, LLC

7.	GMR Melbourne, LLC

8.	GMR Westland, LLC

9.	GMR Plano, LLC

Exhibit A-1

ANNEX I

FORM OF LOCK-UP AGREEMENT

Annex I-1

Global Medical REIT Inc.

Lock-Up Agreement

June __, 2016

Wunderlich Securities, Inc.

6000 Poplar Avenue

Suite 150

Memphis, Tennessee 38119

Re: Global Medical REIT Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Global Medical REIT Inc., a Maryland corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares of the common stock, par value $0.001 per share, of the Company (the “Shares”) pursuant to a Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (the “SEC”). For purposes of this Lock-Up Agreement (the “Agreement”), “Stock” means, at any time, all shares of the Company’s capital stock issued and outstanding at such time, including the issued and outstanding common stock, par value $0.001 per share.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, take any of the following actions with respect to its Shares or any securities convertible into or exchangeable or redeemable for any of its Shares, including OP Units (“Lock-Up Securities”): (i) offer for sale, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Lock-Up Securities, or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, or (ii) enter into any swap, any other derivatives transaction or any other agreement or any transaction that transfers to another, in whole or in part, directly or indirectly, the economic consequence of ownership of Lock-Up Securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities of the Company or such other securities, in cash or otherwise; provided, however, that the Lock-Up Period shall not apply to (A) the sale of Lock-Up Securities to the Underwriters, (B) the grant of options or awards pursuant to the Company’s 2016 Equity Incentive Plan, (C) the issuance by the Company of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the First Closing Date (as defined in the underwriting agreement among the Company, Inter-American Management LLC and the Representative) of which the Underwriters have been advised in writing, (D) the issuance of Shares or securities exchangeable or exercisable for or convertible into Shares (including OP Units), in the aggregate not to exceed 10% of the number of Shares outstanding, on a fully diluted basis, as consideration for the acquisition of real estate assets provided, however, that the recipients of Shares or securities exchangeable or exercisable for or convertible into Shares issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during the remainder of the Lock-Up Period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative) and (E) with respect to the Company’s directors and officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the Lock-Up Period. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

The initial Lock-Up Period will commence on the date of this Agreement and continue until 180 days after the date of the Public Offering set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts; provided, however, that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) by will or intestate succession upon the death of the undersigned; provided, however, that the distributee, legatee, executor and/or administrator thereof agrees to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, however, that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further, however, that any such transfer shall not involve a disposition for value; (iv) to any general partnership, limited partnership, limited liability company, corporation or other legal entity which is wholly owned, directly or indirectly, by the undersigned and/or immediate family of the undersigned; provided, however, that such entity agrees to be bound in writing by the restrictions set forth herein, and provided further, however, that any such transfer shall not involve a disposition for value; or (v) with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer any of the Undersigned’s Shares to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such of the Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of such of the Undersigned’s Shares except in accordance with this Agreement, and provided further, however, that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, this Agreement will automatically terminate and be of no force and effect if the closing of the Public Offering does not occur on or before [_____________], 2016.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

ANNEX II-A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

Annex II-A-1

July [5], 2016

Wunderlich Securities, Inc.

2200 Clarendon Boulevard

Arlington, VA 22201

As Representative of the Underwriters listed on Schedule I of this opinion

Global Medical REIT Inc.
[●] Shares of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Global Medical REIT Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of [●] shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to the Underwriters named in Schedule I (the “Underwriters”) to the Underwriting Agreement, dated June [28], 2016 (the “Underwriting Agreement”), by and among the Company, Global Medical REIT L.P., a Delaware limited partnership (the “Operating Partnership”), Inter-American Management, LLC, a Delaware limited liability company (“Manager”), and you, as representative of the Underwriters.

This opinion is furnished to you at the request of the Company pursuant to Section 6(d) of the Underwriting Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In connection with the foregoing, we have examined the following documents:

1.	the Company’s Registration Statement on Form S-11 (Registration No. 333-210566), as filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2016, as amended by Amendment No. 1 thereto, as filed by the Company with the Commission on May 20, 2016, Amendment No. 2 thereto, as filed with the Commission on June 6, 2016, Amendment No. 3 thereto, as filed with the Commission on June 15, 2016, Amendment No. 4 thereto, as filed with the Commission on June 16, 2016, and Amendment No. 5 thereto, as filed with the Commission on June 17, 2016 (as amended at the time it became effective, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”);

2.	the Company’s Registration Statement on Form 8-A (the “8-A Registration Statement”), filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June [28], 2016;

3.	the preliminary prospectus, subject to completion, dated June 17, 2016, in the form filed as a part of Amendment No. 5 (the “Preliminary Prospectus” and, together with the public offering price of the Shares, the number of Shares offered and the Issuer Free Writing Prospectuses, if any, set forth in Schedule B to the Underwriting Agreement, the “Disclosure Package”);

4.	the Prospectus, dated June [28], 2016, as filed with the Commission on June [29], 2016 pursuant to Rule 424(b) under the Securities Act (the “Prospectus”);

5.	an executed copy of the Underwriting Agreement;

6.	an executed copy of the Amended and Restated Management Agreement, dated July [5], 2016, by and between the Company and the Manager (the “Management Agreement”);

7.	an executed copy of the Pay-Off Letter and Conversion Agreement, dated as of June 15, 2016, by and between ZH USA, LLC and Global Medical REIT, Inc. (the “Pay-Off Letter and Conversion Agreement”);

8.	the resolutions of the Board of Directors of the Company dated, March 30, 2016, June 13, 2016 and June 15, 2016; and

9.	the agreements and documents listed on Schedule II to this opinion.

In addition to our examination of the documents referred to above, we also have examined originals or reproductions or certified copies of certain records of the Company and the Manager and certificates of officers of the Company and the Manager and of public officials. In these examinations and for purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the due authorization, execution and delivery of all documents by all parties, and the validity, binding effect and enforceability thereof, (iv) the full legal capacity of all individuals signing documents, (v) the genuineness of all signatures and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination.

As to factual matters, we have relied upon the accuracy of the representations and warranties made in the Underwriting Agreement, on certificates of officers of the Company, the Manager and the Operating Partnership and on certificates and oral advice of public officials. Whenever a statement herein is qualified by “to our knowledge,” “known to us” or a similar phrase, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company, the Operating Partnership and the Manager in connection with the transactions referenced herein without independent investigation.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.           The execution and delivery by the Company of the Underwriting Agreement and the Management Agreement do not, and the consummation of the transactions contemplated by the Underwriting Agreement and the Management Agreement will not, (i) constitute a violation of, or a breach or default under, any agreement identified in Schedule II hereto to which the Company is a party, (ii) violate any federal statute, rule or regulation, or with respect to the Underwriting Agreement, any New York state statute, rule or regulation known to us to be applicable to the Company; provided, however, that we express no opinion with respect to Section 7 of the Underwriting Agreement to the extent that the Company is required to indemnify the Underwriters or (iii) result in a breach of, or constitute a default under, any judgment, decree or order of any state or federal court or other governmental authority known to us, with such knowledge based solely on a certificate of a duly authorized officer of the Company, to be binding on the Company; provided, however, that we express no opinion with respect to any state or foreign securities laws.

2.           The execution and delivery by the Operating Partnership of the Underwriting Agreement does not and the consummation of the transactions contemplated by the Underwriting Agreement will not (i) constitute a violation of, or a breach or default under, any agreement identified in Schedule II hereto to which the Operating Partnership is a party, (ii) violate any federal statute, rule or regulation, or with respect to the Underwriting Agreement, any New York state statute, rule or regulation known to us to be applicable to the Operating Partnership; provided, however, that we express no opinion with respect to Section 7 of the Underwriting Agreement to the extent that the Operating Partnership is required to indemnify the Underwriters or (iii) result in a breach of, or constitute a default under, any judgment, decree or order of any state or federal court or other governmental authority known to us, with such knowledge based solely on a certificate of a duly authorized officer of the Company, as the sole member of Global Medical REIT GP, LLC, as the sole general partner of the Operating Partnership, to be binding on the Operating Partnership; provided, however, that we express no opinion with respect to any state or foreign securities laws.

3.           The execution and delivery by the Manager of the Underwriting Agreement and the Management Agreement do not and the consummation of the transactions contemplated by the Underwriting Agreement and the Management Agreement will not (i) constitute a violation of, or a breach or a default under, any agreement identified in Schedule II hereto to which the Manager is a party, (ii) violate any federal statute, rule or regulation, or with respect to the Underwriting Agreement, any New York state statute, rule or regulation known to us to be applicable to the Manager; or (iii) result in a breach of, or constitute a default under, any judgment, decree or order of any state or federal court or other governmental authority known to us, with such knowledge based solely on a certificate of a duly authorized officer of the Manager, to be binding on the Manager; provided, however, that we express no opinion with respect to any state or foreign securities laws.

4.           The execution and delivery by the Company of the Pay-Off Letter and Conversion Agreement did not, and the consummation of the transactions contemplated by the Pay-Off Letter and Conversion Agreement will not, (i) constitute a violation of, or a breach or default under, any agreement identified in Schedule II hereto to which the Company is a party, (ii) violate any federal statute, rule or regulation, or any New York state statute, rule or regulation known to us to be applicable to the Company or (iii) result in a breach of, or constitute a default under, any judgment, decree or order of any state or federal court or other governmental authority known to us, with such knowledge based solely on a certificate of a duly authorized officer of the Company, to be binding on the Company; provided, however, that we express no opinion with respect to any state or foreign securities laws.

5.           The statements contained in the Disclosure Package and Prospectus under the captions “Summary—Our Advisor and Management Agreement,” “—Agreement to Evaluate Internalization,” “Our Advisor and the Management Agreement—Management Agreement,” “— Base Management Fee,” “—Incentive Compensation Fee,” “—Reimbursement of Expenses,” “Management—2016 Equity Incentive Plan,” “Certain Relationships and Related Transactions— Management Agreement,” “—Indemnification of Officers and Directors,” “Structure and Formation of Our Company—Our Partnership Agreement,” “Shares Eligible for Future Sale,” and “ERISA Considerations,” insofar as such statements constitute summaries of the agreements and documents listed on Schedule II attached hereto or the statutes, rules or regulations, or legal or governmental proceedings, constitute fair summaries of the terms of such agreements and documents and of such statutes, rules and regulations, and such legal and governmental proceedings in all material respects.

6.           No filing with, notice to, or consent, approval, authorization or order of any court or governmental agency or body or official of the United States of America or of the State of New York is required to be made or obtained by the Company, the Operating Partnership or the Manager pursuant to the federal laws, rules and regulations of the United States of America and the laws, rules and regulations of the State of New York, respectively, in connection with the execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares, except for: (a) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, the New York Stock Exchange and under applicable state securities laws, (b) those as have been obtained or waived or (c) any filing, notice, consent, approval, authorization or order that, if not made or obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

7.           The issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right or other similar right arising under the agreements or documents listed on Schedule II hereto.

8.           Neither the Company nor the Operating Partnership is or, after giving effect to the offering and sale of the Shares pursuant to the terms of the Underwriting Agreement and application of the net proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will be, required to register as an “investment company,” as such term is defined in the Investment Company Act.

We do not purport to express any opinion on any laws other than (i) the federal laws of the United States of America and (ii) the laws of the State of New York.

This opinion is being delivered and should be understood with reference to customary practice. See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 Bus. Law. 1277 (2008).

This opinion is rendered to the Underwriters solely in connection with the Underwriting Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this opinion or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

V&E Draft

Schedule I

Wunderlich Securities, Inc.

Oppenheimer & Co. Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

Compass Point Research & Trading, LLC

D.A. Davidson & Co.

Schedule II

1.           Global Medical REIT Inc. 2016 Equity Incentive Plan;

2.           Indemnification Agreements, dated as of June 28, 2016, by and between Global Medical REIT, Inc. and each of David A. Young, Donald McClure, Conn Flanigan, Alfonzo Leon, Jeffrey Busch, Danica Holley, Allen Webb, Henry Cole, Matthew L. Cypher, Ph. D, Kurt R. Harrington, Zhang Jingguo, Ronald Marston, Dr. Roscoe Moore, and Zhang Huiqi; and

3.           Agreement of Limited Partnership of Global Medical REIT L.P., dated as of March 14, 2016.

ANNEX II-B

FORM OF NEGATIVE ASSURANCE LETTER OF VINSON & ELKINS L.L.P.

Annex II-B-1

[●], 2016

Wunderlich Securities, Inc.

2200 Clarendon Boulevard

Arlington, VA 22201

As Representative of the Underwriters listed on Schedule I hereto.

Global Medical REIT Inc.
[●] Shares of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Global Medical REIT Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company to the Underwriters named in Schedule I (the “Underwriters”) to the Underwriting Agreement, dated [●], 2016 (the “Underwriting Agreement”), by and among the Company, Global Medical REIT L.P., a Delaware limited partnership (the “Operating Partnership”), Inter-American Management, LLC, a Delaware limited liability company (“Manager”), and you, as representatives of the Underwriters, of [●] shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

This letter is furnished to you pursuant to Section 6(d) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Underwriting Agreement.

Based on our review of the Notice of Effectiveness that the Securities and Exchange Commission (the “Commission”) posted on its website and oral advice by the Commission, the Company’s Registration Statement on Form S-11 (Registration No. 333-210566), as filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on April 1, 2016, as amended by Amendment No. 1 thereto, as filed by the Company with the Commission on May 20, 2016 and Amendment No. 2 thereto, as filed with the Commission on [●], 2016 (as amended at the time it became effective, the “Registration Statement”), has been declared effective by the Commission under the Securities Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The Shares have been offered pursuant to the most recent Preliminary Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed in Schedule B to the Underwriting Agreement, the public offering price of the Shares and the number of Shares offered (the public offering price of the Shares and the number of Shares offered are collectively referred to as the “Pricing Information”) (the most recent Preliminary Prospectus, and the Issuer Free Writing Prospectuses, if any, listed in Schedule B to the Underwriting Agreement and the Pricing Information are collectively referred to as the “Disclosure Package”). The NYSE has advised us that the Shares have been approved for listing, upon official notice of issuance, on the NYSE.

We have participated in various conferences with representatives of the Company, the Manager, the Operating Partnership, representatives of the independent public or certified public accountants of the Company and with representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Disclosure Package and the Prospectus dated [●], 2016, as filed with the Commission on [●], 2016, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement under the Securities Act, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (other than as specified in opinion paragraph 3 of our corporate opinion to you dated of even date herewith and opinion paragraph (b) of our federal income tax opinion to you dated of even date herewith). However, subject to and on the basis of the foregoing, we advise you that:

(a)           the Registration Statement, when it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder (except that in each case we do not express any view as to the financial statements and the related notes and schedules thereto, or as to any other financial, accounting, numerical or quantitative data or information, included or required to be included therein, or excluded therefrom, or in the exhibits to the Registration Statement);

(b)           to our knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or are required to be summarized or described in the Prospectus, the Registration Statement or the Disclosure Package that have not been so filed, summarized or described; and

(c)           nothing has come to our attention which has caused us to believe that: (i) the Registration Statement, when it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time (which you have informed us is the time of the first contract sale of the Shares by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case in clauses (i), (ii) and (iii) above, we do not express any view or belief and make no statement with respect to (A) the financial statements and the related notes and schedules thereto, or as to any other financial, accounting, numerical or quantitative data or information included or required to be included in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus or the exhibits to the Registration Statement or (B) the information referenced in Section 7(b) of the Underwriting Agreement that the Underwriters furnished to the Company included or required to be included in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus. In the case of clause (ii) above, we do not express any view or belief and make no statement with respect to any road show that is an Issuer Free Writing Prospectus.

In addition, we have made no inquiry into the delivery of any documents to any investor, and have further assumed that the Pricing Information was conveyed to investors at or prior to the Applicable Time.

Whenever a statement herein is qualified by “to our knowledge,” “known to us” or a similar phrase, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company, the Operating Partnership, and the Manger in connection with the transactions references herein without independent investigation.

This letter is rendered to you solely for your use in your capacity as Underwriters pursuant to the Underwriting Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This letter is given as of the date hereof, and we do not undertake to advise you of any changes in the statements expressed herein from matters that might hereafter arise or be brought to our attention.

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE BY THIS LAW FIRM WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) THIS ADVICE WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) THIS ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) ANY PERSON TO WHOM SUCH TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

V&E DRAFT

Schedule I

Wunderlich Securities, Inc.

[●]

ANNEX III

FORM OF OPINION OF VENABLE LLP

Annex III-1

[LETTERHEAD OF VENABLE LLP]

DRAFT

[___________], 2016

Wunderlich Securities, Inc.

2200 Clarendon Boulevard

Arlington, VA 22201

Re: Global Medical REIT Inc.

Ladies and Gentlemen:

We have served as Maryland counsel to Global Medical REIT Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance (the “Offering”) of up to [___________] shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company (including up to [____________] Shares issuable pursuant to an over-allotment option), pursuant to the Underwriting Agreement, dated [____________], 2016 (the “Underwriting Agreement”), by and among the Company, Global Medical REIT LP, a Delaware limited partnership (the “Operating Partnership”), Inter-American Management LLC, a Delaware limited liability company (the “Manager”), and Wunderlich Securities, Inc. as representative of the several Underwriters named on Schedule I thereto (collectively, the “Underwriters”). This firm did not participate in the negotiation or drafting of the Underwriting Agreement. This opinion is being delivered to you pursuant to Section 6(e) of the Underwriting Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement on Form S-11 (Registration No. 333-210566), of the Company, and all amendments thereto (the “Registration Statement”), relating to the offering and sale of the Shares, in the form in which it was transmitted to the U.S. Securities and Exchange Commission (the “Commission”) for filing under the Securities Act of 1933, as amended (the “1933 Act”);

2.            The Company’s Preliminary Prospectus, dated [___________], 2016 (the “Preliminary Prospectus”), that forms part of the Registration Statement, and the Company’s Prospectus, dated [ ], 2016 (the “Prospectus”), each in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.            The Underwriting Agreement;

7.            Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), or by a duly authorized committee of the Board, relating to, among other matters, (a) the sale and issuance of the Shares and (b) the Underwriting Agreement, certified as of the date hereof by an officer of the Company;

8.            A certificate executed by an officer of the Company, dated as of the date hereof; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            None of the Shares will be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion and the issuance of the Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.            The Company has the corporate power to (a) own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Prospectus Summary – Overview” and (b) enter into and perform its obligations under the Underwriting Agreement.

3.            The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company.

4.            The Underwriting Agreement has been duly executed and, so far as is known to us, delivered by the Company.

5.            The issuance and sale of the Shares have been duly authorized and, when issued and delivered in accordance with the Underwriting Agreement and the Resolutions against payment of the purchase price therefor, the Shares will be validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

6.            The issuance of the Shares will not be subject to any preemptive or other similar rights arising under the Maryland General Corporation Law, the Charter or the Bylaws.

7.            As of the date hereof, the Company has the authorized capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Description of Our Capital Stock – General.”

8.            The Shares conform in all material respects to the descriptions thereof contained under the caption “Description of Our Capital Stock” in the Registration Statement, the Preliminary Prospectus and the Prospectus.

9.            The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Description of Our Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Risk Factors – Risks Related to Our Formation and Structure – Our charter restricts the ownership and transfer of our outstanding shares of stock which may have the effect of delaying, deferring or preventing a transaction or change of control of our company,” “– Certain provisions of Maryland law could inhibit changes of control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for shares of our common stock or that our stockholders otherwise believe to be in their best interests,” “– Certain provisions of Maryland law could inhibit a change in our control,” and “–We could increase the number of authorized shares, classify and reclassify unissued shares and issue shares without stockholder approval,” and in Item 34 of Part II of the Registration Statement, insofar as such statements constitute summaries of matters of Maryland law, the Charter or the Bylaws, have been reviewed by us and are accurate in all material respects.

10.          The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, and the issuance and sale of the Shares as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, do not and will not, (a) result in any violation of the provisions of the Charter or Bylaws, or (b) result in the violation of any Maryland statute, regulation or rule to which the Company may be subject.

11.          No consent, approval, authorization or other order of, or registration or filing with, any Maryland court or governmental agency or authority having jurisdiction over the Company is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, except such as may be required by the securities laws of the State of Maryland (as to which we express no opinion).

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that the Underwriting Agreement provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 10(b) above is based upon our consideration of only those Maryland statutes, regulations or rules or those orders, judgments or decrees of any Maryland court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. Our opinion expressed in paragraph 11 above is based upon our consideration of only those consents, approvals, authorizations, orders, registrations or filings required by courts or governmental agencies or authorities of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the sale and issuance of the Shares on the date hereof. Accordingly, it may not be relied upon by, quoted in any manner to or delivered to any other person or entity (other than Vinson & Elkins LLP, counsel to the Company, and Winston & Strawn LLP, counsel to the Underwriters, in connection with opinions of even date herewith to be issued by them relating to the issuance of the Shares) without, in each instance, our prior written consent.

Very truly yours,

ANNEX IV

FORM OF TAX OPINION OF VINSON & ELKINS L.L.P.

Annex IV-1

__________________, 2016

Wunderlich Securities, Inc.

1530 Wilson Blvd.

Suite 430

Arlington, VA 22209

As representative of the several Underwriters

Re: Global Medical REIT Inc. Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Global Medical REIT Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-11 (File No. 333-210566) filed with the Securities and Exchange Commission on April 1, 2016, as amended through the date hereof, (the “Registration Statement”), with respect to the offer and sale (the “Offering”) of 9,100,000 shares of common stock, par value $0.001 per share, of the Company. This opinion regarding certain U.S. federal income tax matters is furnished at the request of the Company pursuant to Section 6(f) of the Underwriting Agreement, dated June __, 2016, (the “Underwriting Agreement), by and among the Company, Global Medical REIT L.P., a Delaware Limited Partnership (the “Operating Partnership”), Inter-American Management LLC, and Wunderlich Securities, Inc. as representative of the Several Underwriters named in Schedule A to the Underwriting Agreement.

In connection with the opinions rendered in (a) and (b) below (together, the “Tax Opinion”), we have examined the following:

1.	the Registration Statement and the prospectus (the “Prospectus”) filed as part of the Registration Statement;

2.	the Company’s Articles of Incorporation, filed with the Department of Assessments and Taxation of the State of Maryland and effective as of January 15, 2014, as amended on November 7, 2014;

3.	the Company’s Bylaws;

4.	the Agreement of Limited Partnership of the Operating Partnership; and

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	2200 Pennsylvania Avenue NW, Suite 500 West Washington, DC 20037-1701 Tel +1.202.639.6500 Fax +1.202.639.6604 www.velaw.com

________, 2016

5.	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1.	each of the documents referred to above is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.	during its taxable year ending December 31, 2016, and future taxable years, the Company will operate in a manner that will make the factual representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years;

3.	the Company will not make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) for any taxable year; and

4.	no action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. No facts have come to our attention that would cause us to question the accuracy and completeness of such factual representations. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed, with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.

Based solely on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate and the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” (which is incorporated herein by reference), we are of the opinion that:

(a)	commencing with its taxable year ending December 31, 2016, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to sections 856 through 860 of the Code, and the Company’s current and proposed method of operation will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending

________, 2016

(b)	the descriptions of the law and the legal conclusions in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” are correct in all material respects.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the factual representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Officer’s Certificate.

The foregoing Tax Opinion is based on current provisions of the Code, the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing Tax Opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the Tax Opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees and it speaks only as of the date hereof. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Very truly yours,

Vinson & Elkins LLP